Exhibit 99.1

FOR IMMEDIATE RELEASE             Contact:  Antonio L. DeLise
                                            President, Chief Executive Officer &
                                            Chief Financial Officer
                                            PubliCARD, Inc.
                                            (212) 651-3120

PubliCARD, INC. ANNOUNCES SECOND QUARTER RESULTS

         NEW YORK - AUGUST 13, 2004 - PubliCARD, Inc. (OTC BB: CARD.OB) reported its financial results for the three and six months ended June 30, 2004.

         Sales for the second quarter of 2004 declined to $1,028,000, compared to $1,193,000 a year ago. The decrease in revenues was mainly attributable to a $215,000 decline in sales to distribution partners located in the United States. The Company reported a net loss for the quarter ended June 30, 2004 of $783,000, or $0.03 per share, compared with a net loss of $929,000, or $0.04 per share, a year ago. As of June 30, 2004, cash and short-term investments totaled $2,794,000.

          For the six months ended June 30, 2004, sales were $1,856,000 compared to $2,606,000 a year ago. As a result of several customer implementation and procurement delays, direct sales in the United Kingdom declined by over $300,000 versus the prior year. Also, sales to distribution partners located in the U.S. declined by $383,000 in 2004 as compared to 2003. The 2003 U.S. figures benefited from the final sales associated with a magnetic stripe product that was discontinued in 2003. The Company reported a net loss of $1,286,000, or $.05 per share for the six months ended June 30, 2004 versus net income of $71,000 in 2003. The 2004 and 2003 results include gains of $477,000 and $1,707,000, respectively, relating to settlements with various historical insurers that resolve certain claims (including certain future claims) under policies of insurance issued to the Company by those insurers.


About PubliCARD, Inc.

         Headquartered in New York, NY, PubliCARD, through its Infineer Ltd. subsidiary, designs smart card solutions for educational and corporate sites. The Company's future plans revolve around a potential acquisition strategy that would focus on businesses in areas outside the high technology sector while continuing to support the expansion of the Infineer business. However, the Company will not be able to implement such plans unless it is successful in obtaining additional funding and resolving an underfunded pension situation, as to which no assurance can be given. More information about PubliCARD can be found on its web site www.publicard.com.

         Special Note Regarding Forward-Looking Statements: Certain statements contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. Such factors include general economic and business conditions, the ability to fund operations and need to raise capital, the ability to identify and consummate acquisitions and strategic alliances, business and product development, time to market, the loss of market share, ability to attract and retain employees, development of competitive products by others, ability to protect our intellectual property, impact of pending litigation, liquidity of our common shares, market makers choosing not to make a market for our common shares on the OTC Bulletin Board and other factors over which PubliCARD has no control. For more information on the potential factors which could affect financial results, refer to the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2003, and quarterly reports on Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004, as filed with the SEC.

(table to follow)

                                 PUBLICARD, INC.
                            AND SUBSIDIARY COMPANIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THREE AND SIX MONTHS ENDED JUNE 30, 2004 AND 2003
                        (in thousands, except share data)
                                   (unaudited)

                                                   Three Months Ended              Six Months Ended
                                                        June 30,                        June 30,
                                             ----------------------------    ----------------------------
                                                  2004            2003            2004            2003
                                             ------------    ------------    ------------    ------------
Revenues                                     $      1,028    $      1,193    $      1,856    $      2,606

Cost of revenues                                      480             612             886           1,231
                                             ------------    ------------    ------------    ------------
     Gross margin                                     548             581             970           1,375
                                             ------------    ------------    ------------    ------------
Operating expenses:
     General and administrative                       609             687           1,272           1,391
     Sales and marketing                              406             523             825           1,005
     Product development                              171             156             349             245
     Amortization of intangibles                       10              10              20              20
                                             ------------    ------------    ------------    ------------
                                                    1,196           1,376           2,466           2,661
                                             ------------    ------------    ------------    ------------
     Loss from operations                            (648)           (795)         (1,496)         (1,286)
                                             ------------    ------------    ------------    ------------
Other income (expenses):
     Interest income                                    6               4              12               7
     Interest expense                                  (6)             (2)            (10)             (5)
     Cost of pensions - non-operating                (130)           (225)           (264)           (442)
     Gain on insurance recoveries                      --              --             477           1,707
     Other income (expenses), net                      (5)             89              (5)             90
                                             ------------    ------------    ------------    ------------
                                                     (135)           (134)            210           1,357
                                             ------------    ------------    ------------    ------------

Net (loss) income                            $       (783)   $       (929)   $     (1,286)   $         71
                                             ============    ============    ============    ============
Basic and diluted (loss) earnings per
  common share                               $       (.03)   $       (.04)   $       (.05)   $         --
                                             ============    ============    ============    ============
Weighted average common shares outstanding
      Basic                                    24,690,902      24,440,902      24,690,902      24,369,473
                                             ============    ============    ============    ============
      Diluted                                  24,690,902      26,103,402      24,690,902      26,103,402
                                             ============    ============    ============    ============

See Note 1 below.

                                 PUBLICARD, INC.
                            AND SUBSIDIARY COMPANIES

                   CONDENSED CONSOLIDATED BALANCE SHEETS AS OF
                       JUNE 30, 2004 AND DECEMBER 31, 2003
                        (in thousands, except share data)

                                                         June 30,   December 31,
                                                           2004         2003
                                                        ---------    ---------
                                                       (unaudited)
                                 ASSETS
Current assets:
     Cash, including short-term investments of $2,606
        and $3,501 in 2004 and 2003, respectively       $   2,794    $   3,580
     Trade receivables, less allowance for doubtful
        accounts of $89 and $115 in 2004 and 2003,
        respectively                                        1,031        1,133
     Inventories                                              657          635
     Prepaid insurance and other                              461          440
                                                        ---------    ---------
        Total current assets                                4,943        5,788
                                                        ---------    ---------

Equipment and leasehold improvements, net                     162          191
Goodwill and intangibles                                      802          822
Other assets                                                  498          598
                                                        ---------    ---------
                                                        $   6,405    $   7,399
                                                        =========    =========

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
     Trade accounts payable and overdraft               $   1,571    $   1,569
     Accrued liabilities                                    6,303        5,206
                                                        ---------    ---------
        Total current liabilities                           7,874        6,775

Other non-current liabilities                               2,747        3,552
                                                        ---------    ---------

        Total liabilities                                  10,621       10,327
                                                        ---------    ---------

Commitments and contingencies

Shareholders' deficit:
     Class A Preferred Stock, Second Series, no par
        value: 1,000 shares authorized; 565
        shares issued and outstanding as of
        June 30, 2004 and December 31, 2003                 2,825        2,825
     Common shares, $0.10 par value: 40,000,000
        shares authorized; 24,690,902 shares
        issued and outstanding as of June 30,
        2004 and December 31, 2003                          2,469        2,469
     Additional paid-in capital                           108,119      108,119
     Accumulated deficit                                 (114,903)    (113,617)
     Other comprehensive loss                              (2,726)      (2,724)
                                                        ---------    ---------
        Total shareholders' deficit                        (4,216)      (2,928)
                                                        ---------    ---------
                                                        $   6,405    $   7,399
                                                        =========    =========

See Note 1 below.

Note 1--Liquidity and Going Concern Considerations

    The condensed consolidated statements of operations and balance sheets presented above contemplate the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred operating losses, a substantial decline in working capital and negative cash flow from operations for a number of years. The Company has also experienced a substantial reduction in its cash and short term investments, which declined from $17.0 million at December 31, 2000 to $2.8 million at June 30, 2004. The Company also had a working capital deficit of $2.9 million and an accumulated deficit of $114.9 million at June 30, 2004.

    If the distress termination of the Company's defined benefit pension plan for which the Company has applied is completed, for which no assurance can be given, the Company's 2003 and 2004 funding requirements to the plan could be eliminated, in which case management believes that existing cash and short term investments may be sufficient to meet the Company's operating and capital requirements at the currently anticipated levels through December 31, 2004. However, additional capital will be necessary in order to operate beyond December 2004 and to fund the current business plan and other obligations. While the Company is considering various funding alternatives, the Company has not secured or entered into any arrangements to obtain additional funds. There can be no assurance that the Company will eliminate the 2003 or 2004 funding requirements for the defined benefit pension plan or be able to obtain additional funding on acceptable terms or at all. If the Company cannot raise additional capital to continue its present level of operations it is not likely to be able to meet its obligations, take advantage of future acquisition opportunities or further develop or enhance its product offering, any of which would have a material adverse effect on its business and results of operations and is likely to lead the Company to seek bankruptcy protection. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. The independent auditors' report on the Company's Consolidated Financial Statements for the year ended December 31, 2003 contained an emphasis paragraph concerning substantial doubt about the Company's ability to continue as a going concern.